Exhibit 99.1
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information of Chesapeake Utilities Corporation (“Chesapeake Utilities”, or the “Company”) consists of a condensed combined statement of income for the year ended December 31, 2023 which reflects the Company’s acquisition of Pivotal Utility Holdings, Inc., doing business as Florida City Gas (“FCG”), which was completed on November 30, 2023 (the “Acquisition”) pursuant to the previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 26, 2023, by and among the Company and Florida Power & Light Company (“FPL”), a Florida Corporation. The unaudited pro forma condensed combined statement of income included herein has been derived from the following historical financial statements:

•the audited financial statements of Chesapeake Utilities as of and for the year ended December 31, 2023; and
•the unaudited interim financial statements of FCG for the eleven months ended November 30, 2023.

Chesapeake Utilities consolidated balance sheet as of December 31, 2023, as included in the Company’s Annual Report on Form 10-K for the period then ended, includes the assets acquired and liabilities assumed from FCG. As such, an unaudited pro forma combined consolidated balance sheet and the related unaudited pro forma condensed combined consolidated balance sheet information are not included in this Current Report on Form 8-K.

The pro forma adjustments have been prepared as if the acquisition of FCG occurred on January 1, 2023 in the case of the unaudited pro forma condensed combined statements of income for the year ended ended December 31, 2023. The unaudited pro forma condensed combined statements of income should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed February 21, 2024, and the financial statements and notes of FCG referenced herein and included as Exhibits 99.1 and 99.2 in the Company’s Current Report on Form 8-K filed by the Company on November 9, 2023 and the related Form 8-K/A filed on February 13, 2024. The unaudited pro forma condensed combined statement of income is presented for illustrative purposes only and does not necessarily reflect what the combined financial condition and results of operations would have reflected had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of the operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under Item 1A, “Risk Factors.”

CHESAPEAKE UTILITIES CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2023

	Chesapeake Utilities	Florida City Gas	Transaction Adjustments		Pro Forma Combined
(in thousands, except per share data)
Operating Revenues
Regulated Energy	$473,595	$120,161	$(1,053)	[a]	$591,511
			(1,192)	[b]
Unregulated Energy	223,148	—	—		223,148
Other businesses and eliminations	(26,139)	—	—		(26,139)
Total Operating Revenues	670,604	120,161	(2,245)		788,520
Operating Expenses
Natural gas and electric costs	140,008	27,532	—		167,540
Propane and natural gas costs	76,474	—			76,474
Operations	178,437	35,598	(595)	[c]	213,440
FCG transaction and transition-related expenses	10,355	—	—		10,355
Maintenance	20,401	—	—		20,401
Depreciation and amortization	65,501	12,427	(895)	[d]	75,841
			(1,192)	[b]
Other taxes	28,625	11,071	—		39,696
Total Operating Expenses	519,801	86,628	(2,682)		603,747
Operating Income	150,803	33,533	437		184,773
Other income, net	1,438	570	—		2,008
Interest charges	36,951	7,983	32,973	[e]	71,129
			924	[f]
			(6,649)	[g]
			(1,053)	[a]

Income Before Income Taxes	115,290	26,120	(25,758)		115,652
Income taxes	28,078	6,448	(6,611)	[h]	27,915
Net Income	$87,212	$19,672	$(19,147)		$87,737

Weighted Average Common Shares Outstanding:
Basic	18,371		3,884	[i]	22,255
Diluted	18,435		3,884	[i]	22,319
Earnings Per Share of Common Stock:
Basic	$4.75				$3.94
Diluted	$4.73				$3.93

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined statement of income included herein has been prepared in accordance with U.S. generally accepted accounting principles and Article 11 of Regulation S-X, and has been derived from the following historical financial statements:

•the audited financial statements of Chesapeake Utilities as of and for the year ended December 31, 2023;
•the unaudited interim financial statements of FCG as of and for the eleven months ended November 30, 2023.

On November 30, 2023, the Company completed the Acquisition of Pivotal Utility Holdings, Inc., doing business as FCG, pursuant to the previously disclosed Purchase Agreement, dated as of September 26, 2023, by and among the Company and FPL, for $922.8 million in cash.

The Acquisition was accounted for in the unaudited pro forma condensed combined financial statements as an acquisition of all of the outstanding common shares of FCG using the acquisition method of accounting for business combinations. The assets acquired and liabilities assumed were measured at estimated fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The Company has elected to apply the provision of section 338(h)(10) of the Internal Revenue Code, which recharacterizes the stock purchase as an asset purchase for federal tax purposes. The Company received a tax basis in the acquired assets equal to the purchase price, and will depreciate such basis over a 15-year period.

The accompanying unaudited pro forma condensed combined statement of income is not necessarily indicative of the results that would have been achieved if the transactions reflected herein had been completed on the dates indicated or the results which may be obtained in the future. While the underlying pro forma adjustments are intended to provide a reasonable basis for presenting the significant financial effects directly attributable to the Acquisition, they are preliminary and are based on currently available financial information and certain estimates and assumptions which we believe to be reasonable.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Chesapeake Utilities as set forth in the audited historical financial statements and notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023, as filed February 21, 2024. The unaudited pro forma condensed combined financial statements reflect any adjustments known to conform FCG’s historical financial information to the Company’s significant accounting policies based on the Company’s review of FCG’s summary of significant accounting policies, as disclosed in the FCG historical financial statements referenced herein and included as Exhibits 99.1 and 99.2 in the Current Report on Form 8-K filed by the Company on November 9, 2023, and discussions with FCG’s management.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following pro forma adjustments were based on the historical financial information and preliminary estimates and assumptions, both as described above and which are subject to change as additional information is obtained:

a.Represents $1.1 million of interest expense associated with long-term transportation service agreements between FCG and Peninsula Pipeline Company, Inc. (“PPC”), a wholly owned subsidiary of the Company. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.
b.Represents $1.2 million of depreciation expense associated with long-term transportation service agreements between FCG and PPC. Upon closing of the Acquisition, these agreements have been classified as affiliate transactions and the associated revenues and expenses are being eliminated in the Company’s consolidated results.
c.Reflects $0.6 million of pension expenses related to benefit plan obligations that were excluded from the Acquisition.
d.Reflects $0.9 million of depreciation expense related to software that was excluded from the Acquisition and retained by FPL.
e.Reflects a $33.0 million net increase to interest expense resulting from the Company’s issuance of long-term debt to finance the Acquisition. The Company issued $550.0 million in new long-term notes in November 2023 at an average interest rate of 6.54 percent.
f.Reflects a $0.9 million increase in interest expense resulting from incremental borrowings under the Company’s $375.0 million unsecured revolving credit facility with certain lenders at an interest rate of 6.17 percent. Such incremental borrowings were used to finance the Acquisition and pay certain transaction-related expenses in connection with the Acquisition and related financing activities.
g.Reflects $6.6 million of interest expense related to outstanding debt of FCG that was settled prior to the Acquisition.
h.Reflects the income tax effects of pro forma adjustments based on the Company’s blended federal and state effective tax rate for the nine months ended September 30, 2023.
i.Reflects a weighted average 3.9 million shares of the Company’s common stock issued in November 2023 to finance the Acquisition.